UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 2, 2016

CDW CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35985	26-0273989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

75 Tri-State International, Lincolnshire, Illinois 60069
(Address of Principal Executive Offices) (Zip Code)

(847) 465-6000
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On March 2, 2016, the board of directors of CDW Corporation (the “Company”) expanded the size of the Company’s board of directors from thirteen to fourteen members and appointed Virginia C. Albanese as a Class II director.  As a Class II director, Ms. Albanese will stand for re-election when her initial term expires at the Company’s annual meeting of stockholders in 2018.  The Company’s board of directors appointed Ms. Albanese to serve on the audit committee and the nominating and corporate governance committee.

            Consistent with the Company’s non-employee director compensation policy, Ms. Albanese will receive an annual cash retainer of $87,500 paid quarterly in arrears and an annual equity grant of restricted stock units in an amount equal to $137,500 subject to a one-year time-based vesting schedule.  Ms. Albanese’s annual cash retainer will be prorated in 2016 based upon board service.  In connection with her appointment, Ms. Albanese and the Company will enter into the Company’s standard indemnification agreement, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.32 with the Company’s Amendment No. 2 to Form S-1 filed on June 14, 2013 (Reg. No. 333-187472).

            There are no arrangements or understandings between Ms. Albanese and any other person pursuant to which Ms. Albanese was appointed as a director, and there are no transactions between Ms. Albanese and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

            A copy of the press release announcing the appointment of Ms. Albanese is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated March 3, 2016, announcing the appointment of Ms. Albanese.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: March 3, 2016	By:	/s/ Christine A. Leahy
Name: Christine A. Leahy
Title: Senior Vice President, International, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 3, 2016, announcing the appointment of Ms. Albanese.